EXHIBIT 10.4

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                                AIA DOCUMENT A101

                       STANDARD FORM OF AGREEMENT BETWEEN
                              OWNER AND CONTRACTOR

                         WHERE THE BASIS OF PAYMENT IS A

                                 STIPULATED SUM

                                  1987 EDITION

  THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY
          IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION
  THE 1987 EDITION OF AIA DOCUMENT A201, GENERAL CONDITIONS OF THE CONTRACT FOR
     CONSTRUCTION, IS ADOPTED IN THIS DOCUMENT BY REFERENCE. DO NOT USE WITH
           OTHER GENERAL CONDITIONS UNLESS THIS DOCUMENT IS MODIFIED.

   This document has been approved and endorsed by The Associated General Contractors of America.
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AGREEMENT

made as of the 1st day of August in the year of Nineteen Hundred and Ninety Five

BETWEEN the Owner:        REPUBLIC NATIONAL BANK OF MIAMI
(NAME AND ADDRESS)        10 NW 42 Avenue
                          Miami, Florida 33126
                          Attention:Rafael I. Peruyera

and the Contractor:       THE BARED COMPANY OF MIAMI, INC.
(NAME AND ADDRESS)        7841 NW 56 Street
                          Miami, Florida  33166

The Project is:           REPUBLIC NATIONAL BANK OF MIAMI
(NAME AND LOCATION)       CORPORATE HEADQUARTERS
                          2800 Ponce de Leon Boulevard
                          Coral Gables, Florida 33134

The Architect is:         SPILLIS CANDELA & PARTNERS, INC.
(NAME AND ADDRESS)        800 Douglas Entrance
                          Coral Gables, Florida 33134

The Owner and Contractor agree as set forth below.

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 9.


                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

The Contractor shall execute the entire work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, of as follows:

        The Mechanical Contractor acknowledges that Turner Construction Company is the project general contractor and as such is responsible for the supervision, scheduling, and coordination of the Mechanical Work, until completion of the entire project, therefore the Mechanical Contractor shall perform as if under direct contract with Turner Construction Company. The Mechanical Work includes but is not limited to HVAC, plumbing, and fire protection.


                                   ARTICLE 3
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

3.1 The date of commencement is the date from which the Contract Time of Paragraph 3.2 is measured, and shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner. (INSERT THE DATE OF COMMENCEMENT, IF IT DIFFERS FROM THE DATE OF THIS AGREEMENT OR, IF APPLICABLE, STATE THAT THE DATE WILL BE FIXED IN A NOTICE TO PROCEED.)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

3.2 (The Contractor shall achieve Substantial Completion of the entire Work not later than (INSERT THE CALENDAR DATE OR NUMBER OF CALENDAR DAYS AFTER THE DATE OF COMMENCEMENT. ALSO INSERT ANY REQUIREMENTS FOR EARLIER SUBSTANTIAL COMPLETION OF CERTAIN PORTIONS OF THE WORK, IF NOT STATED ELSEWHERE IN THE CONTRACT DOCUMENTS.)

Date of Substantial Completion for the mechanical scope of the Work shall be fixed by Turner Construction Company to meet the overall project scope of the Work of four hundred sixty (460) calendar days after date of commencement as fixed in the Notice to Proceed issued to Turner Construction Company by the Owner, subject to adjustments of this Contract Time as provided in the Contract Documents.

(INSERT PROVISIONS, IF ANY, FOR LIQUIDATED DAMAGES RELATING TO FAILURE TO COMPLETE ON TIME.)

        Liquidated damages in the amount of three thousand four hundred twenty-five dollars ($3,425.00) shall be assessed for each calendar day required for the completion of all Work in excess of the number of calendar days allotted for the Work.


                                    ARTICLE 4
                                  CONTRACT SUM

4.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum of THREE MILLION FOUR HUNDRED FIFTY ONE THOUSAND Dollars ($3,451,000.00), subject to additions and deductions as provided in the Contract Documents.

4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(STATE THE NUMBERS OR OTHER IDENTIFICATION OF ACCEPTED ALTERNATES. IF DECISIONS ON OTHER ALTERNATES ARE TO BE MADE BY THE OWNER SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT, ATTACH A SCHEDULE OF SUCH OTHER ALTERNATES SHOWING THE AMOUNT FOR EACH AND THE DATE UNTIL WHICH THAT AMOUNT IS VALID.)

        4.2.1  Voluntary Alternate #2: Provide higher efficiency chiller of
               0.57 KW/Ton: Add $22,000.00. All other design specifications remain unchanged.

4.3 Unit prices, if any, are as follows:

                           ------- NOT APPLICABLE-----

                                    ARTICLE 5
                                PROGRESS PAYMENTS

5.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

5.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows: ---NOT APPLICABLE---

5.3 Provided an Application for Payment is received by the Architect not later than the twentieth calendar day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment should be made by the Owner not later than twenty calendar days after the Architect receives the Application for Payment.

5.4 Each Application for Payment shall be based upon the Schedule of Values submitted by the Contractor in accordance with the Contract Documents. The Schedule of Values shall allocate the entire Contract Sum among the various portions of the Work and be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This Schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

5.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

5.6 Subject to the provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

        5.6.1 Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the total Contract Sum allocated to that portion of the Work in the Schedule of Values, less retainage of TEN percent (10%). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Contract Sum has not yet been adjusted by Change Order;

        5.6.2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of TEN percent (10%);

        5.6.3  Subtract the aggregate of previous payments made by the Owner;
               and

        5.6.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph
               9.5 of the General Conditions.

5.7 The progress payment amount determined in accordance with Paragraph 5.6 shall be further modified under the following circumstances:

        5.7.1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to NINETY percent (90%) of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work and unsettled claims; and

        5.7.2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of the General Conditions.

5.8 Reduction or limitation of retainage, if any, shall be as follows: (IF IT IS INTENDED PRIOR TO SUBSTANTIAL COMPLETION OF THE ENTIRE WORK, TO REDUCE OR LIMIT THE RETAINAGE RESULTING FROM THE PERCENTAGES INSERTED IN SUBPARAGRAPHS 5.6.1 AND
5.6.2 ABOVE, AND THIS IS NOT EXPLAINED ELSEWHERE IN THE CONTRACT DOCUMENTS, INSERT HERE PROVISIONS FOR SUCH REDUCTION OR LIMITATION.)

        Each such statement shall be for an amount equal to an estimate of the Cost of the Work completed and materials delivered, less all previous payments and less a retainage of 10% of that portion of the Work; when the Work is 50% complete and the Owner approves, there shall be no further retainage withheld on subsequent payments; and the balance shall be paid when the Work is 100% complete and accepted by the Architect and Owner.


                                    ARTICLE 6
                                  FINAL PAYMENT

Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct nonconforming Work as provided in Subparagraph 12.2.2 of the General Conditions and to satisfy other requirements, if any, which necessarily survive final payment; and (2) a final Certificate for Payment has been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

                         ------ NOTHING FOLLOWS -------

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

7.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (INSERT RATE OF INTEREST AGREED UPON, IF ANY.)

        Payment due and unpaid under the Contract shall not bear interest from the date payment is due for a grace period of thirty (30) days. Following the grace period, payments due and unpaid under the Contract shall bear interest at the rate of five percent (5%) per year simple interest.

(USURY LAWS AND REQUIREMENTS UNDER THE FEDERAL TRUTH IN LENDING ACT, SIMILAR STATE AND LOCAL CONSUMER CREDIT LAWS AND OTHER REGULATIONS AT THE OWNER'S AND CONTRACTOR'S PRINCIPAL PLACES OF BUSINESS, THE LOCATION OF THE PROJECT AND ELSEWHERE MAY AFFECT THE VALIDITY OF IBIS PROVISION. LEGAL ADVICE SHOULD BE OBTAINED WITH RESPECT TO DELETIONS OR MODIFICATIONS, AND ALSO REGARDING REQUIREMENTS SUCH AS WRITTEN DISCLOSURES OR WAIVERS.)

7.3 Other provisions:

        By separate Agreement, the Owner has conveyed to Turner Construction Company full responsibility for the supervision, scheduling, and coordination of the Mechanical Work as described herein, until completion of the entire project.

        The Owner has advanced the Contractor a sum of EIGHT HUNDRED SIXTY TWO THOUSAND SEVEN HUNDRED FIFTY DOLLARS toward the purchase of material and equipment required for the Work. Said advance shall only be made upon acceptance by the Owner of a fully rescindable Advance Payment Bond naming the Owner as Obligee.


                                    ARTICLE 8
                            TERMINATION OR SUSPENSION

8.1 The Contract may be terminated by the Owner or the Contractor as provided in
Article 14 of the General Conditions.

8.2 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions.


                                    ARTICLE 9
                        ENUMERATION OF CONTRACT DOCUMENTS

9.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

        9.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A101, 1987 Edition.

        9.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.

        9.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated June 13, 1995, and are as follows:

             DOCUMENT                     TITLE                             PAGES

              00020        Invitation to Bid                          00020-1 AND 00020-2
              00100        Instructions to Bidders                    00100-1
              00120        Supplementary Instructions to Bidders      00120-1 and 00120-2
              00310        Bid Form                                   00310-1 thru 00310-3
              00410        Bid Form                                   00410-1
              00430        Subcontractors List                        00430-1
              00610        Performance Bond                           00610-1 thru 00610-3
              00620        Labor and Material Payment Bond            00620-1 and 00620-2
              00710        General Conditions of the Contract         00710-1
              00810        Supplementary Conditions                   00810-1 thru 00810-21
              00810        Appendix - Cash Flow Projection Form

        9.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 9.1.3, and are as follows:

(EITHER LIST THE SPECIFICATIONS HERE OR REFER TO AN EXHIBIT ATTACHED TO THIS AGREEMENT.)

             SECTION                     TITLE                          PAGES













Refer to Exhibit A - Project Manual Table of Contents

        9.1.5 The Drawings are as follows, and are dated ____________________ unless a different date is shown below:

(EITHER LIST THE DRAWINGS HERE OR REFER SO AN EXHIBIT ATTACHED TO IBIS
AGREEMENT.)

              NUMBER                      TITLE                           DATE

Refer to Exhibit B - Index of Drawings

        9.1.6 The Addenda, if any, are as follows:

              NUMBER              DATE                   PAGES

     Addendum 1              June 30, 1995        Refer to Exhibit C for
                                                  complete listing of Addenda
                                                  pages

                      ------- NOTHING FOLLOWS -------

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements arc also enumerated in this
Article 9.

        9.1.7 Other documents, if any, forming Part of the Contract Documents are as follows: (LIST HERE ANY ADDITIONAL DOCUMENTS WHICH ARE INTENDED TO FORM PART OF THE CONTRACT DOCUMENTS. THE GENERAL CONDITIONS PROVIDE THAT BIDDING REQUIREMENTS SUCH AS ADVERTISEMENT OR INVITATION TO BID, INSTRUCTIONS TO BIDDERS, SAMPLE FORMS AND THE CONTRACTOR'S BID ARE NOT PART OF THE CONTRACT DOCUMENTS UNLESS ENUMERATED IN THIS AGREEMENT. THEY SHOULD BE LISTED HERE ONLY IF INTENDED TO BE PART OF THE CONTRACT DOCUMENTS.)

                         ------ NOTHING FOLLOWS -------

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER  Republic National Bank of Miami    CONTRACTOR   The Bared Company of Miami, Inc.

/S/ OSCAR BUSTILLO, JR.                   /S/ JOSE I. BARED
--------------------------------------    ---------------------------------------------
(SIGNATURE)                               (SIGNATURE

OSCAR BUSTILLO, JR.   PRESIDENT            JOSE I. BARED   VICE PRESIDENT
--------------------------------------    ---------------------------------------------
(PRINTED NAME AND TITLE)                       (PRINTED NAME AND TITLE)


                                    EXHIBIT A

                        PROJECT MANUAL TABLE OF CONTENTS


























Exhibit to OWNER AND CONTRACTOR AGREEMENT

                                 PROJECT MANUAL
                                TABLE OF CONTENTS
                                       FOR
                                 MECHANICAL WORK
                                       FOR
                         REPUBLIC NATIONAL BANK OF MIAMI
                              HEADQUARTERS BUILDING
                              CORAL GABLES, FLORIDA

A/E PROJECT NO C-0019                                           JUNE 20, 1995
--------------------------------------------------------------------------------
DIVISION                 SECTION               TITLE

                      BIDDING REQUIREMENTS, CONTRACT FORMS, AND
                      CONDITIONS OF THE CONTRACT:

                      00020         Invitation to Bid
                      00100         Instructions to Bidders
                      00120         Supplementary Instructions to Bidders
                      00310         Bid Form
                      00410         Bid Bond
                      00430         Subcontractors List
                      00610         Performance Bond
                      00620         Labor and Material Payment Bond
                      00710         General Conditions of the Contract
                      00810         Supplementary Conditions
                      00810         Appendix-Cash Flow Projection Form

1.                    GENERAL REQUIREMENTS:

                      01010         Summary of Work
                      01043         Mechanical and Electrical General
                                        Requirements
                      01200         Project Meetings
                      01311         Critical Path Method Scheduling
                      01340         Shop Drawings, Product Data and Samples
                      01410         Testing Laboratory Services
                      01500         Construction Facilities and Temporary
                                        Controls
                      01600         Material and Equipment
                      01700         Contract Closeout

2. AND 14.    NOT APPLICABLE

15.                   MECHANICAL:

                      15042         Test (HVAC)
                      15175         Tanks
                      15240         Vibration Isolation (HVAC)
                      15251         Thermal Insulation (HVAC
                      15260         Thermal Insulation (Plumbing)
                      15300         Fire Protection (General Requirements)
                      15330         Automatic Sprinkler Systems
                      15375         Standpipe and Hose Systems (Including
                                    Horizontal Bulk Main Supply to Vertical
                                    Standpipes)
                      15377         Fire Pump and Controls
                      15410         Piping (Plumbing)
                      15421         Drains and Cleanouts
                      15430         Valves, Cocks and Faucets (Plumbing)
                      15435         Piping Specialties (Plumbing)
                      15440         Plumbing Fixtures, Trim and Supports
                      15450         Plumbing Equipment
                      15483         Fuel Oil Systems
                      15505         Water Treatment Systems
                      15510         Piping (HVAC)
                      15515         Valves and Specialties (HVAQ)
                      15540         Pumping Equipment (HVAC)
                      15655         Cooling Towers
                      15680         Centrifugal Water Chillers
                      15855         Air Handling Equipment
                      15885         Air Filtration Equipment
                      15890         Ductwork
                      15910         Ductwork Accessories
                      15930         Air Terminals (HVAC)
                      15960         Energy Management and Control Systems (EMCS)
                      15970         Controls and Instrumentation
                      15990         Testing and Balancing (by Owner)

16.                   NOT APPLICABLE

APPENDIX:

Mechanical (HVAC) Description of Systems
Plumbing Systems for Republic National Bank Building



                                       END
Project No. C - 0019

                                    EXHIBIT B
                                INDEX OF DRAWINGS

PLUMBING

P.1.0   LEGEND AND GENERAL NOTES
P.2.0   GROUND LEVEL PLUMBING AND FIRE PROTECTION
P.2.2   MEZZANINE LEVEL PLUMBING AND FIRE PROTECTION
P.2.3   TYPICAL GARAGE LEVEL 2ND THRU 5TH FLOOR PLUMBING AND FIRE PROTECTION
P.2.4   GARAGE LEVEL 6TH FLOOR PLUMBING AND FIRE PROTECTION
P.2.5   OFFICE LEVEL 7TH FLOOR PLUMBING AND FIRE PROTECTION
P.2.6   TYPICAL OFFICE LEVEL 8TH THRU 14TH FLOOR PLUMBING AND FIRE PROTECTION
P.2.7   EXECUTIVE PENTHOUSE LEVEL 15TH FLOOR PLUMBING AND FIRE PROTECTION
P.2.8   MECHANICAL ROOM AND ROOF LEVEL 16TH FLOOR PLUMBING AND FIRE PROTECTION
P.3.0   DETAILS
P.4.1   SANITARY RISER PIPING DIAGRAM
P.4.2   WATER RISER PIPING DIAGRAM
P.4.3   FIRE STANDPIPE RISER PIPING DIAGRAM
P.4.4   STORM DRAINAGE RISER PIPING DIAGRAM

MECHANICAL

M.1.0   STANDARD SYMBOLS & LEGEND
M.2.1   GROUND LEVEL
M.2.2   MEZZ. LEVEL
M.2.3   TYP. GARAGE LEVEL 2ND THRU 5TH FL.
M.2.4   GARAGE LEVEL 6TH FL.
M.2.5   OFFICE LEVEL 7TH FL.
M.2.6   TYPICAL OFFICE LEVEL 8TH THRU 14TH FL.
M.2.7   EXECUTIVE PENTHOUSE LEVEL I5TH FL.
M.2.8   MECH. RM. LEVEL 16TH FL.
M.3.0   DETAILS
M.3.1   HVAC RISER DIAGRAMS
M.3.2   HVAC PIPING DIAGRAM
M.4.1   POINTS LIST & SEQUENCE OF OPERATIONS
M.4.2   HVAC SCHEDULES










Exhibit to OWNER AND CONTRACTOR AGREEMENT

                                    EXHIBIT C

                                     ADDENDA




























Exhibit to OWNER AND CONTRACTOR AGREEMENT

                                 ADDENDUM NO. 1

                         REPUBLIC NATIONAL BANK OF MIAMI
                                 MECHANICAL WORK
                                       FOR
                              HEADQUARTERS BUILDING
                          2800 Ponce de Leon Boulevard
                              Coral Gables, Florida

                                Project No. C0019


                                  June 30, 1995

This addendum forms a part of the Contract Documents and modifies the original Bidding Documents. Acknowledge receipt of this Addendum in the space provided on the Bid Form. Failure to do so will subject the Bidder to disqualification.

CHANGES TO PROJECT MANUAL


Section 15680 - CENTRIFUGAL WATER CHILLERS

Page 15680-1, para. 1.03 A., shall read "Quality Assurance: Parts shall carry a five year warranty."

Section 15960 - ENERGY MANAGEMENT AND CONTROL SYSTEM (EMCS)

DELETE in its entirety.

Section 15890 - DUCTWORK

DELETE in its entirety and REPLACE with new Section 15890, DUCTWORK.

                                 END OF ADDENDUM










Project No. C-0019                  ADDENDUM NO. 1                  ADD NO. 1-1

Project No. C-0019                  ADDENDUM NO. 1                     15890-10

                           GROUND FLOOR TOILETS GRAPH



























Project No. C-0019                  ADDENDUM NO. 1                     15890-10

SECTION 15890 - DUCTWORK

PART I GENERAL

1.01    WORK INCLUDED

        A.   Acoustical Treatment (Lining).
        B.   Dampers/Splitters.
        C.   Ductwork - Standard.
        D.   Ductwork - Special.
        E.   Emergency Generator Ductwork.
        F.   Fittings.
        G.   Flexible Duct.
        H.   Hoods.
        I.   Installation of Automatic Dampers.
        J.   Louvers & Blank-Off Panels.
        K.   Medium & High Pressure Take-Offs.
        L.   Moisture Eliminators.
        M.   Plenums & Casings.
        N.   Sealing & Leaks Testing.

1.02    RELATED WORK

        A.   Section 10200 - Architectural Louvers.
        B.   Section 11400 - Kitchen Hoods.
        C.   Section 15251 - Mechanical Insulation.
        D.   Section 15910 - Ductwork Accessories.

1.03    QUALITY ASSURANCE

        A.   Acoustical Treatment

                  1. All acoustical duct linings shall meet Erosion Test method described in U.L. Publication No. 81.

                  2. All acoustical duct lining materials shall have fire and fuel contributed and smoke hazard ratings, as tested by procedure ASTM E-84, not greater than:

                               Flame Spread - 25
                               Fuel Contributed & Smoke Developed - 50

        B.   Duct Construction

         1. All ductwork shall meet the requirements of "HVAC Duct Construction Standards" published by "Sheet Metal and Air Conditioning Contractors National Association, Inc."



Project No. C-0019                  ADDENDUM NO. 1                     15890-11

1.04    SUBMITTALS

        A.   Shop Drawings, Product Data & Samples

                  1.       Refer to Section 01043.

                  2. Prior to the installation of any work, the Trade shall submit for review a ductwork brochure complete with any required drawings indicating the exact procedures, types of materials, sheet metal gauges, types of joints, reinforcing, etc., that he intends to use on this project.

                  3. Detailed ductwork layouts shall be drawn to a scale of not less than1/4" equal to 1-0".

                  4. One copy of all shop drawings and product data shall be forwarded to the Testing and Balancing Engineer (Refer to Section 15990).

PART 2  PRODUCTS

2.01    ACCEPTABLE MANUFACTURERS

        A. The following is a list of manufacturers' names of material and equipment that are acceptable.

                   ITEM OR MATERIAL OR
                         EQUIPMENT              MANUFACTURER
                  ---------------------         ------------



            Acoustical Treatment (Lining)    Owens Corning, Manville
                                             Mechanical Insulation, Knauf.
            Dampers, Splitter (Hardware)     Vent Fabrics Co., Young,
                                             Regulator Co
            Ductwork
            1.      Round                    E.H. Gustafson Co., United Sheet
                                             Metal Corp., Semco
            2.      Oval                     E.H. Gustafson Co., United Sheet
                                             Metal Corp., Semco
            3.      Flexible                 Flexmaster, Thermaflex, Technaflex

2.02    ACOUSTICAL TREATMENT

        A. Duct lining, where indicated, and/or as hereinafter specified shall be equal to Manville 1" thick Permacote Linacoustic fiberglass duct liner with factory applied edge coating.

           1. The liner shall meet the Life Safety Standards as established by NFPA 90A and 90B. The duct liner shall conform to the requirements of ASTM C1071, with an


Project No. C-0019                  ADDENDUM NO. 1                     15890-12

              NRC not less than 0.70 as tested per ASTM C423 using a Type A mounting and a thermal conductivity no higher than 0.25 at 75(degree)F mean temperature.

           2. All portions of duct designed to receive duct liner shall be completely covered with 1" thick Permacote Linacoustic. The smooth, black coated mat surfaces of the Permacote Linacoustic shall face the air stream. All Permacote Linacoustic shall be cut to assure tight, overlapped corner joints. The top pieces shall be supported by the side pieces.

           3. Permacote Linacoustic shall be adhered to the sheet metal with full coverage of an approved adhesive, and all exposed leading edges and transverse joints shall be neatly butted without gaps and be coated with Permacote factory-applied edge coating.

           4. When velocity exceeds 4000 fpm, use metal nosing on every leading edge. Nosing may be formed on duct or be channel or zee attached by screws, rivets or welds.

           5. The Permacote Linacoustic shall be additionally secured with mechanical fasteners either impact driven or weld-secured, spaced per manufacturers recommendations.

        B. Sound Absorption Coefficients (Type A Mounting) tested in Accordance with ASTM C 423-81 and ASTM E 795.

              (INSERT THICKNESS TABLE FROM HARD COPY PAGE 15890-3)

        C. Ducts required to have acoustical treatment shall be lined complete to air grille or diffuser, or to indicated termination point.

           Size on the Drawings represents actual finished inside duct dimensions. In all cases where ducts are to he lined, the actual finished sheet metal ductwork shall be increased by two times, the thickness of lining applied.

        EXAMPLE: Duct dimension 12" x 12" (assume 1" thick lining) actual metal duct installed shall be 14" x 14".

        D. All supply ductwork from VAV boxes or from VKV powered boxes and up to air diffusers shall be acoustically lined.

        2.03 DAMPERS, SPLITTERS, ETC.

        A. Furnish and install all manual dampers, splitters, and deflectors shown on the Drawings or wherever required for the proper air flow and balancing of the air handling systems and as specified. Hardware shall be equal to Ventfabrics Co.


        Project No. C-0019 ADDENDUM NO. 1 15890-3



Project No. C-0019               ADDENDUM NO. 1                      15890-13

        1. Manual dampers and splitters in square or rectangular low pressure ductwork shall be not less than No. 16 U.S.S. gauge galvanized sheet steel. Provide manual dampers and splitters with adjustment means with fixing device. Dampers shall be easy working and provided with steel shafts and No. 609 end bearings.

        2. Branch line balancing dampers in medium pressure ductwork shall be of the butterfly type of No. 16 U.S.S. gauge galvanized sheet steel with rounded edges and they shall be vibration free and shall have locking devices and airtight packing glands where damper shafts extend thru ductwork.

        3. Manual dampers in ductwork larger than 2 square feet shall be opposed-blade volume dampers with maximum 8" blades. Provide No. 555 quadrant control.

        4. wherever damper fixing or locking devices are not exposed or accessible thru access panels, provide Ventlok No. 677 or Young No. 315 key operated regulators with prime coated adjustable covers.

        2.04  FITTINGS

        A. Elbows shall have an inside radius equal to a minimum of 3/4 the width of the duct.

        B. Radius elbows, 18" and larger, shall be provided with turning blades at 1/3 and 1/2 the width of the duct from the inside radius. Turning vanes shall be provided with hemmed ends.

        C. Square elbows shall be used only where indicated or where required to fit construction and only on low pressure systems. Provide all square elbows with turning vanes.

        D. Turning vanes 36" or less shall be single thickness and turning vanes longer than 36" shall be double width.

        2.05 FLEXIBLE DUCTWORK

        A. Flexible ductwork shall be factory fabricated assembly of corrosion resistant reinforcing wire helix permanently bonded and enclosed in reinforced aluminum foil/polyester laminate. Duct shall be UL listed 181 Class I and shall comply with NFPA 90A and 90B and all other Governmental Authorities having jurisdiction. 1. Duct material shall be factory wrapped with fiberglass insulation with a C factor of .23 or less. The insulation shall be encased in a fire retardant vapor barrier jacket.

        2. Flexible ductwork shall he installed for the following:

        Project No. C-0019 ADDENDUM NO. 1 15890-4

        Runouts to supply outlets, where indicated. Runouts to exhaust inlets, where indicated.

Project No. C-0019               ADDENDUM NO. 1                      15890-14

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        3. Flexible ductwork shall be installed using extra heavy flexible duct straps equal to those manufactured by Catamount Manufacturing Inc.

        PART 3 EXECUTION

        3.01 DAMPERS/SPLITTERS, ETC.

        A. Damper Locations: Volume dampers and splitters shall be provided in the following minimum locations and as additionally indicated on the Drawings.

        1. Provide splitters for each supply branch.

        2. Provide volume dampers for each horizontal supply and exhaust branch from vertical risers serving 2 or more floors.

        3. Provide volume dampers on supply and exhaust branches serving 2 or more outlets where same is not provided with splitters.

        3.02 DUCTWORK - STANDARD

        A. materials

        1. Unless otherwise specified, all chambers, ductwork, casings, connections, angles, stiffeners, access doors and frames, etc., shall be of hot dipped galvanized prime quality steel. Sheet metal thicknesses, types of permissible joints, spacing and stiffeners and/or transverse reinforcing, cross breaking, etc., shall be as herein specified: Classification of duct systems shall be as noted in the Fan Schedule on the Drawings and/or as hereinafter specified.

        B. Ductwork Classification

        1. The largest side of a rectangular duct shall dictate the gauge and reinforcement requirements for all four sides.

        C. Duct Construction

        1. All ductwork shall be constructed as specified in "HVAC Duct Construction Standards" published by "Sheet Metal and Air Conditioning Contractors National Association, Inc." for positive or negative static pressures that meet the requirements of that portion of the system in which the ductwork is installed.

        a. All supply ductwork from the fan discharge to VAV Project No. C-0019 ADDENDUM NO. 1 15890-S or fan-powered box shall be constructed for positive pressures of 3" w.g.

        b. All branch supply ductwork from terminal unit to room outlet shall be constructed for positive pressures of 1" w.g.

Project No. C-0019               ADDENDUM NO. 1                      15890-15

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        C. All exhaust/return air ductwork shall be constructed for positive or negative pressures of 1" w.g.

        d. All other ductwork shall be constructed for positive or negative pressures of 2" w.g.

        D. Rectangular Joints and Seams

        1. The Trade Contractor may at his option incorporate proprietary transverse duct connections on all ductwork 36 inches wide and larger. Certified test results for the proprietary transverse duct connections must conform to the entire sheet and joint deflection criteria included in Section VII of the 1985 SMACNA Manual, First Edition.

        a. Subject to the above criteria, proprietary transverse joints shall be as manufactured by Ductmate Industries, Mezlock, Nexus or WDCI.

        b. Shop drawing submittals shall include certified test results, material safety data sheets and applicable spec sheets.

        2. Longitudinal seams shall be fabricated in accordance with SMACNA.

        E. Miscellaneous instructions

        1. All transverse joints, longitudinal seams, and duct wall penetrations in low pressure ductwork (3" w.g. and below) except at companion angles, and elsewhere as may be required shall be sealed with Foster 32-14 or 32-15 or Ductmate #795 sealant (SMACNA Seal Class A). Sealant shall be pumped or painted into joints, as required, after assembly. Sealant shall be allowed to set for 48 hours before any air pressure is put on system. All tie bars, bolts and rivets shall be sealed with the specified sealant. Sealant as manufactured by Minnesota Mining No. 800 or United Sheet Metal will be considered equal.

        a. Both sides of all welds shall be painted with zinc chromate primer for corrosion protection.

        b. All reinforcing angles, joints, etc., shall be galvanized mild steel.

        Project No. C-0019 ADDENDUM NO. 1 15890-6



        Round and/or oval Ductwork

        1. Round and/or oval ductwork systems shall be fabricated of prime quality hot dipped, galvanized, zinc coated, sheet steel as specified in "HVAC Duct Construction Standards" published by the "Sheet Metal and Air Conditioning Contractors National Association, Inc." for the maxinum static pressure that will be encountered.

        a. Reducing fittings, tees, crosses, etc., shall be of conical type.

Project No. C-0019               ADDENDUM NO. 1                      15890-16

        b. All joints shall be painted with Foster 32-14 or 32-15 sealant Minnesota Mining No. 800, or United Sheet Metal sealant after fabrication.

        c. Both sides of all welds shall be painted with zinc chromate primer.

        d. Sleeve joints shall be of same gauge as fittings and shall be installed with sealant and sheet metal screws or rivets on 15" centers with a minimum of 3 fasteners per joint. Paint with sealant after fabrication.

        e. Allow sealants to set for 48 hours before any pressure is applied to the systems.

        f. Flanged joints shall be made with 5/16" bolts on 7" centers with neoprene gasket or sealant between angles. Angles for flanged joints or reinforcing shall be fastened to ductwork by welding.

        3.03 DUCTWORK SPECIAL CONSTRUCTION

        A. Acoustical Ductwork

        1. Where shown on the Drawings, provide United Sheet Metal Co. "Acousti-K27" or approved equal acoustical ductwork. Ductwork shall be of the double wall zinc coated steel type spaced 1" apart and uniformly packed with fiberglass insulation with effective thermal conductivity of .27
BTU/hr./sq./ft./degrees F. at 75 degrees F. mean temperature.

        a. The pressure shell shall be of No. 24 gauge steel perforated with hole size and spacing as recommended by the manufacturer.

        b. Finish both ends of section with insulation ends provided by the manufacturer.

        Project No. C-0019 ADDENDUM NO. 1 15890-7

        C. Dishwasher Exhaust Ductwork

        1. Ductwork from dishwasher and elsewhere, where indicated or specified as stainless steel shall be entirely constructed of Type 316 stainless steel of same gauges specified for galvanized ductwork. Ductwork shall be welded watertight using compatible welding rod, 309-L or equal, and shall pitch downward to dishwasher.

        a. Ductwork shall have Type 2B mill finish where concealed from view.

        b. Ductwork shall have Type 4 polished finish where exposed to view. All welds shall be ground and polished.

        D. Exterior Ductwork



Project No. C-0019               ADDENDUM NO. 1                      15890-17

        1. Exterior ductwork shall be the same as specified for low pressure ductwork except that all joints, reinforcing angles, etc. shall be inside the ductwork. Ductwork shall be lined as herein specified and provided with counterflashing. See drawings for installation details. Secure ductwork to roof slab with self-drilling expansion shields and fasteners.

        E. Kitchen Exhaust Ductwork

        1. Kitchen exhaust ductwork, shall be fabricated of No.14 gauge galvanized steel, with bracing as specified for galvanized ductwork.

        a. Fabricate and assemble the kitchen exhaust ductwork, of all continuous welded seams and joints.

        b. Both sides of all welds shall be painted with zinc chromate primer.

        c. Provide access panels in ductwork at each change in direction and every 50-0" on horizontal runs. In horizontal sections the lower edge of the access panel shall be not less 1-1/2" from bottom of duct. Access panels shall be of 14 gauge galvanized steel with 1/8" ceramic fiber insulation.

        3.04 EMERGENCY GENERATOR DUCTWORK

        A. Provide sheet metal connection between unit mounted radiator and exhaust louvers with necessary flexible connections, access doors, etc.

        Project No. C-0019 ADDENDUM NO. 1 15890-8

        3.05  FITTINGS

        A. Elbows, tapers, offsets branches, splitters, branch connections, test hole connections, and like items, to be in accordance with recommendations of the applicable SMACNA Duct Manual for Ventilating and Air Conditioning Systems (latest issue) unless otherwise specified.

        B. Offsets shall have inside radii equal to a minimum of 3/4 the width of the duct. If the specified radius cannot be held separate, fittings shall be used. Do not use close radius and barrel fittings.

        C. Provide 45 degree branch and tee connections. Tee tap-ins at 90 degrees are not acceptable.

        D. All branch or tee connections to medium pressure ductwork to be expanded to 30 degrees on at least three sides.

        3.06 FLEXIBLE DUCTWORK

        A. Connections of flexible ductwork to sheet metal ductwork and/or equipment shall be made in accordance with flexible ductwork manufacturer's recommendations and instructions.



Project No. C-0019               ADDENDUM NO. 1                      15890-18

        1. Maximum length of flexible ductwork shall be W-O". 2. Flexible ductwork shall not penetrate any wall without Architect's approval.

        3.07  HOODS

        A. Kitchen Range Hoods will be provided as specified in other Sections of these specifications. The work under this Section shall include furnishing and installing the exhaust ductwork and making final connections to the hood as required.

        B. All hood exhaust ductwork shall be constructed of material as hereinafter specified for the intended service.

        3.08 INSTALLATION OF AUTOMATIC DAMPERS

        A. Install all automatic dampers furnished by and under the supervision of the Automatic Temperature Control manufacturer.

        1. All blank-off plates and conversions necessary to install smaller than duct size dampers shall be the responsibility of the Air Handling System Trade.

        2. The Temperature Control Manufacturer shall submit a schedule of damper sizes to the Air Handling Systems Trade, with a copy to the Architect, within one-hundred twenty (120) days after being awarded the contract.

3.09    LOUVERS AND BLANK-OFF PANELS

        D. Outdoor air intake and exhaust louvers are specified under other sections. Provide 1-1/2" x 1-1/2" x 1/4" galvanized angle frames all around the louver openings securely bolted to construction with mastic caulking compound between angle and construction. Ductwork, casings, etc., shall be riveted to the outstanding leg of angle frames.

               1. Blank-off panels where required shall be provided under this Section of the specifications. Construction shall be as follows:

                      a. Panels shall be fabricated from 1" thick
                         laminated of 0.063" thick aluminum skins both sides of perlite board insulation secured and sealed to back of unit. Provide 100% coverage of blank-off panels and cut openings as required. Panels shall be as manufactured by Mapes Industries, Inc., Energy Panel Structures, Inc. or Panels Plus.

               2. Provide No. 2 (1/2" mesh) 0.063" diameter aluminum bird screens with rewirable and removable extruded aluminum frames on the interior face of all louvers and openings used for supply or exhaust purposes.

3.10    MEDIUM AND HIGH PRESSURE CASING TAP-OFF


Project No. C-0019               ADDENDUM NO. 1                      15890-19

        A. Tap-off connections for medium and high pressure rectangular supply ducts to be made by means of 1/8" angle frames with 3" legs. Holes to be cut in the casing to receive the collars with the outside leg of collars on the inside of casing. Collars to be stagger riveted to the casing on 4" centers. Apply sealing compound between legs of collars and casings before riveting in place.

3.11    SEALING & LEAK TESTING

        A. All ductwork shall be airtight before concealment and/or before insulation is applied.

               1. ALL LOW PRESSURE DUCT SYSTEMS (3"W.G. AND BELOW): The
                  corners of all joints, longitudinal seams, openings, etc., shall be sealed as hereinbefore specified. Particular care shall be taken on all ductwork on the suction side of all fans.

                      a. A duct system need not be completed before tests
                         are conducted. Sections may be temporarily blanked off or suitably capped, etc., and such sections individually tested as specified. All equipment, portable blower, instruments, temporary connections, blank-offs, etc., necessary to conduct tests as specified shall be provided by the Contractor, the costs of which shall be included in the Contractor's original bid for the work, without any additional costs to the Owner.

END OF SECTION 15890

        Project No. C-0019 ADDENDUM NO. 1 15890-9





Project No. C-0019               ADDENDUM NO. 1                      15890-20